UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 23, 2022

Date of Report (Date of earliest event reported)

SPK Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40462	86-1373795
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 368, 302 Buwei 211 Fute North Road, China (Shanghai) Pilot Free Trade Zone, 200131	n/a
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 134-3912-9879

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each Unit comprised of one share of Common Stock and one Right	SPKAU	THE NASDAQ Stock Market LLC
Common Stock, par value $0.0001 per share	SPK	THE NASDAQ Stock Market LLC
Rights, each to receive one-tenth of a share of Common Stock	SPKAR	THE NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed by SPK Acquisition Corp., a Delaware corporation (“SPK” or the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 17, 2022, on February 11, 2022, SPK entered into a Merger Agreement (the “Merger Agreement”) by and among Varian Biopharmaceuticals, Inc., a Florida corporation (“Varian”), SPK, and SPK Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of SPK (“Merger Sub”). Pursuant to the terms of the Merger Agreement, a business combination between SPK and Varian will be effected through the merger of Merger Sub with and into Varian with Varian surviving the merger as a wholly owned subsidiary of SPK (the “Merger”).

On December 21, 2021, SPK sent Varian written notice that SPK had terminated the Merger Agreement, pursuant to Section 10.2(a) thereof, alleging certain breaches by Varian of one or more covenants contained in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the text of the Merger Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on February 17, 2022, which is incorporated by reference herein.

Item 8.01. Other Events.

The board of directors of SPK has determined that the Company will not be able to complete the Merger or any other initial business combination within the timeframe provided in the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”) and the Company will therefore liquidate and dissolve in accordance with the terms of the Charter. As of the close of business on December 29, 2022, the Company will redeem all of the outstanding public shares of common stock that were included in the units issued in its initial public offering (the “Public Shares”).

In connection with SPK’s special meeting held on September 9, 2022, stockholders approved the extension of the date by which the Company had to complete an initial business combination from September 10, 2022 up to March 10, 2023, on a month-to-month basis by depositing $50,000 into the Trust Account for each such one-month extension. However, the $50,000 payment to further extend from December 10, 2022 to January 10, 2023 was not made. Pursuant to SPK’s Charter, because there were no payments made to extend past December 10, 2022, the Company will be required to liquidate and dissolve as soon as reasonably practicable. Accordingly, the Company is working with the trustee to effect the liquidation in accordance with the terms of its Charter and as set forth in the prospectus issued in connection with the Company’s initial public offering.

In order to provide for the disbursement of funds from the Company’s trust account (the “Trust Account”), the Company has instructed the trustee of the Trust Account, to take all necessary actions to liquidate the securities held in the Trust Account. The proceeds of the Trust Account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders of the Public Shares will receive their pro rata portion of the proceeds of the Trust Account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of the Public Shares held in “street name,” however, will not need to take any action in order to receive the expected per-share redemption price. The redemption of the Public Shares is expected to be completed by December 29, 2022.

There will be no redemption rights or liquidating distributions with respect to the Company’s rights issued as part of the units in the Company’s initial public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2022	SPK ACQUISITION CORP.

	By:	/s/ Sophie Tao
	Name:	Sophie Tao
	Title:	Chief Executive Officer